SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): October 15, 1999


                               Perini Corporation
               ___________________________________________________
               (Exact name of registrant as specified in charter)



Massachusetts                 1-6314                         04-1717070

(State or other     (Commission File Number)   (IRS Employer Identification No.)
jurisdiction of
incorporation)

              73 Mt. Wayte Avenue, Framingham, Massachusetts 01701
               (Address of principal executive offices) (zip code)



       Registrant's telephone number, including area code: (508) 628-2000

  (Former name or former address, if changed since last report) Not applicable

ITEM 5.  OTHER EVENTS.

        On October 13,  1999,  Perini  Corporation  issued the  following  Press
Release:

                       PERINI COMPLETES A MAJOR STEP IN
                 PREVIOUSLY ANNOUNCED REAL ESTATE WIND DOWN PLAN

Framingham, MA -- Perini Corporation (AMEX:PCR) completed a major step in the previously announced discontinuation of its real estate development operations. The Company and its wholly owned subsidiary, Perini Land and Development Company, Inc., the managing partner of Rincon Center Associates ("RCA"), entered into a full and final non-cash settlement regarding its interests in RCA's mixed use property in San Francisco. As part of the settlement and in exchange for the transfer of its ownership interest in the RCA property, the Company has exchanged mutual releases with the other RCA general partner, the RCA-related lenders and all other entities formally associated with the RCA property from any claims, lawsuits or other liabilities they may have with respect to each other in connection with the Rincon Center property.

"We are very satisfied with the settlement agreement," said Robert Band, Perini's Chief Executive Officer, "We see today's settlement as the turning point in totally shifting the Company's resources and focus to our core building and civil construction business."

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company's expectations, hopes, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this Release are based on information available to the Company on the date hereof. It is important to note that the Company's actual results could differ materially from those in such forward-looking statements, whether as a result of new information, future events or otherwise.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     Perini Corporation



Dated:  October 15, 1999                    By:      /s/ Robert Band
                                                     Robert Band
                                                     President and Chief
                                                     Executive Officer